Exhibit 99.1
Unison Reorganization Plan Confirmed (Trade Press)

     Phoenix, AZ, January 25, 1999 - On Wednesday, January 20, the U.S. Bankruptcy Court for the District of Arizona in Phoenix orally confirmed a reorganization plan for Unison HealthCare Corporation, a national provider of long term and specialty health care services. The confirmation was made possible by a settlement reached between the Company and the sole objecting creditor, Wayland Investment Fund, which provides Wayland with an additional $200,000 in new notes issued under the plan. The plan calls for Unison's emergence from bankruptcy protection on January 31, assuming no objections to the settlement are filed within that time period. The Company does not expect any objections.

     In announcing the court's decision, Jimmy L. Fields, Executive Vice President and Chief Financial Officer, said "This sets the stage for Unison to concentrate on our core competency, which is the management of long term care and assisted living facilities."

     Unison, which went into Chapter 11 in May of 1998, will reduce the number of facilities it leases and manages to 35 (32 long-term care facilities and 3 assisted living) in Colorado, Texas, Arizona, Alabama, Indiana and Michigan. Seven of these facilities were purchased for $38.2 million by Omega Healthcare Investors, Inc. of Ann Arbor, Michigan and leased back to Unison.

     Under the terms of the plan, Reorganized Unison will issue 8,000,000 new shares, the majority of which will be held by three of the original noteholders:
Dean Witter & Company, Merrill Lynch, and Capital Resources, in lieu of their debt.

     "By divesting non-performing facilities, we've substantially strengthened our operational integrity," Fields noted, "and the substantial reduction of debt service places us in a much more stable fiscal position. We now have the financial and operational means to deliver appropriate care on an ongoing basis."

     Secured creditors other than insiders will be paid in full. Unsecured creditors, identified as Convenience Creditors, with claims under $1,000 are to be paid in full. Unsecured general creditors qualifying as Essential Vendors, chiefly suppliers of medical-related products and services essential to patient care, will be paid in full. Other unsecured trade creditors will receive a package of cash, notes and new stock valued at approximately 30% to 35% on the dollar. Other unsecured general creditors will receive a package of notes valued at approximately 15% plus a pro rata portion of the new common stock of Reorganized Unison.

     Two inside creditors and former directors, Bruce Whitehead and David Kremser, will each receive approximately $541,000 in cash, notes for approximately $1.5 million and approximately $1.3 million, respectively. Additionally, Mr. Whitehead will receive common stock and has waived the voting rights to that stock.

     Mike Jeffries, President of the Company, was quoted as saying, "With the restructuring we'll be large enough to take advantage of economies of scale, but small enough to react quickly and appropriately to areas of concern. We'll also be able to provide the kind of leadership that will support staff commitments to effective caregiving."
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     He went on to note that, "The strength of this company is found in the idea that the people who work for it by and large do this because they want to be in this caring profession. It's their source of greatest satisfaction. As managers, our responsibility is to create and sustain the environment, the tools and the security that will enable them to do the very best job."

     "I believe that the reorganization plan, with its total focus on facility management, together with the lessons we've learned over the last several months, put us in a very strong position to be successful."

     Jeffries also stated that there would be a second major announcement when the reorganization plan goes into effect in ten days.


         THE STATEMENTS APPEARING ABOVE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING DELAYS IN OR INABILITY TO CONCLUDE TRANSACTIONS, ADVERSE ACTIONS WHICH MAY BE TAKEN BY THE COMPANY'S CREDITORS, THE ESTABLISHMENT OF COMPETING FACILITIES AND SERVICES, FLUCTUATIONS IN MARGINS, DEMAND FLUCTUATIONS, ACCESS TO DEBT OR EQUITY FINANCING, ADVERSE UNINSURED DETERMINATIONS IN EXISTING OR FUTURE LITIGATION OR REGULATORY PROCEEDINGS AND OTHER RISKS.

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